Exhibit 99.2

December 29, 2014

Clarence Granger
c/o UCT; Ultra Clean Holdings, Inc.

Re:           Transition Agreement

Dear Clarence:

As you know, we have discussed your potential retirement from Ultra Clean Holdings, Inc. (the “Company”) and that you have agreed to remain as the Company’s Chief Executive Officer until the Company has put a new Chief Executive Officer in place.  This letter agreement (this “Agreement”) sets forth the arrangement between you and the Company regarding your transition from the Company.

1.           Transition Period.  You have agreed to remain employed by the Company following the date hereof until January 19, 2015 (the “Transition Period”).  During the Transition Period, you shall continue to receive your current salary and benefits.

Your last day of employment with the Company is referred to herein as the “Separation Date”.  At the end of the Transition Period, in addition to any amounts due under Section 2 below, you will receive your accrued and unpaid wages (salary and paid time off) through the Separation Date as required by applicable law, unreimbursed business expenses (in accordance with usual Company policies and practice), to the extent not theretofore paid, vested benefits under the Company's 401(k) plan as applicable, and, as set forth in your stock option agreement, your vested stock options will remain exercisable until the earlier of (i) three months following the Separation Date and (ii) the expiration of such stock options.

Both you and the Company understand and acknowledge that (A) your employment during the Transition Period is and shall continue to be at-will, meaning that either you or the Company may terminate such employment at any time for any reason or no reason, without further obligation or liability, except as set forth in Section 2 below and (B) you will remain on the Company’s board of directors through your current term as a director, subject to your earlier resignation, removal in accordance with applicable law and the Company’s certificate of incorporation and by-laws, or death. The Company’s board of directors will also consider whether to nominate you for reelection to the Board at the Company’s 2015 annual meeting of stockholders in accordance with its normal board nomination process.

2.           Separation Benefits.  If on or within 21 calendar days following your Separation Date, you sign, and do not revoke, the release of claims in the form set forth on Exhibit A hereto (the “Release”), you will receive a lump sum cash payment equal to $2,400,000. Such payment will be made within 3 business days following the effective date of the Release.  All amounts referenced in this Section 2 and elsewhere in this Agreement shall be subject to any required tax

UCT
26462 Corporate Avenue, Hayward, CA 94545
Tel: (510) 576-4400  Fax: (510) 576-4401; www.uct.com

withholding by the Company.  All references herein to “Separation Date” or “termination of employment” shall mean separation from service as an employee within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code and the regulations thereunder. The effective date of the Release shall be the date upon which the Release is no longer revocable as set forth in Exhibit A.

3.           Mutual Non-Disparagement.  You and the Company each agree to refrain from any defamation, libel or slander of the other.  However, nothing in this Agreement shall prohibit you, the Company or any director, officer, or agent of the Company from complying with any lawful subpoena or court order. You acknowledge and agree that the Company will be required to disclose this Agreement in its public SEC filings.

4.           Entire Agreement:  This Agreement, together with the Non-Disclosure and Confidentiality Agreement between you and the Company, Indemnification Agreement between you and the Company, the award agreements and plan concerning your Company stock based equity awards, and the terms of any health or medical plans in which you participate as of the Separation Date constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations and agreements, whether written or oral, with respect to the termination of your employment and any separation or termination benefits.

5.           Miscellaneous.  This Agreement will be governed by the laws of California, without regard to its conflict of laws provisions.  This Agreement may not be modified or amended except by a written agreement, signed by you and an authorized officer of the Company.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

UCT
26462 Corporate Avenue, Hayward, CA 94545
Tel: (510) 576-4400  Fax: (510) 576-4401; www.uct.com

Very truly yours, ULTRA CLEAN HOLDINGS, INC.

By:	/s/ David ibnAle
Name:	David ibnAle
Title:	Member of the Board of Directors and duly authorized signatory

ACCEPTED AND AGREED:

I have read and understand this Transition Agreement, and I hereby agree to the terms and conditions set forth herein.

Clarence Granger

/s/ Clarence Granger
Signature

Dated: January 2, 2015

UCT
26462 Corporate Avenue, Hayward, CA 94545
Tel: (510) 576-4400  Fax: (510) 576-4401; www.uct.com

EXHIBIT A –Release of Claims

1.           Full Release:  This Release (this “Release”) is signed in exchange for the benefits described in Section 2 of the Transition Agreement, dated January 2, 2015  (the “Transition Agreement”), between Clarence Granger (“Executive”) and Ultra Clean Holdings, Inc. (the “Company”) (the “Parties”).  Executive and his successors and assigns release and absolutely discharge the Company and its subsidiaries and other affiliated entities, and each of their respective shareholders, directors, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Executive now has, or at any other time had, or shall or may have, against those released parties arising out of or relating to any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date of execution of this Release by Executive, including, but not limited to:

(a)           claims relating to any letter or agreement offering Executive employment with the Company, the Change in Control Severance Agreement between the Company and Executive dated July 28, 2008, any Company severance plan, policy or arrangement, the parties’ employment relationship, the termination of that relationship, and any claims for breach of contract, infliction of emotional distress, fraud, defamation, personal injury, wrongful discharge or age, sex, race, national origin, physical or mental disability, medical condition, sexual orientation or other discrimination, harassment or retaliation, claims under the federal Americans with Disabilities Act, Title VII of the federal Civil Rights Act of 1964, as amended, 42 U.S.C. Section 1981, the federal Fair Labor Standards Act, the California Fair Employment and Housing Act, the federal Executive Retirement Income Security Act, the federal Worker Adjustment and Retraining Notification Act, the federal Family and Medical Leave Act, the National Labor Relations Act, and applicable state statutes preventing employment discrimination,

(b)           the Age Discrimination in Employment Act (subject to Section 3 below); or

(c)           any other federal, state or local law, all as they have been or may be amended, and all claims for attorneys’ fees and/or costs, to the full extent that such claims may be released.

This Release does not apply to (i) claims which cannot be released as a matter of law, (ii) any right or obligation arising under the Transition Agreement, or (iii) Executive’s eligibility for indemnification in accordance with the indemnification agreement between Executive and the Company, the Company’s D&O insurance coverage, or the certificate of incorporation and by-laws of the Company and/or its subsidiaries.

2.           All Claims Waived:  Executive acknowledges that this Release shall extend to unknown as well as known claims, and Executive hereby expressly waives the application of any provision of law, including, without limitation, Section 1542 of the California Civil Code, that purports to limit the scope of a general release.  Section 1542 of the California Civil Code provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

UCT
26462 Corporate Avenue, Hayward, CA 94545
Tel: (510) 576-4400  Fax: (510) 576-4401; www.uct.com

3.           Older Workers Benefit Protection Act:  In accordance with the Older Workers Benefit Protection Act, Executive understands and acknowledges that he has been advised to consult an attorney before signing this Release.  Executive further understands and acknowledges that he has at least 21 days to sign this Release by dating and signing a copy of this Release and returning it to the Company, although it may be accepted before the end of such period.  Executive further understands that, once having signed this Release, Executive will have an additional 7 days within which to revoke the Release, by delivering written notice of revocation of the Release to the Company’s General Counsel.  If Executive revokes such Release during such 7-day period, Executive will not be eligible for any of the payments and benefits under Section 2 of the Transition Agreement.

EXECUTIVE UNDERSTANDS THAT HE IS ENTITLED TO CONSULT WITH, AND HAS CONSULTED WITH, AN ATTORNEY PRIOR TO SIGNING THIS RELEASE AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS RELEASE.  EXECUTIVE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE TRANSITION AGREEMENT.

Date:
Clarence Granger

UCT
26462 Corporate Avenue, Hayward, CA 94545
Tel: (510) 576-4400  Fax: (510) 576-4401; www.uct.com